UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

July 27, 2011

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2011 annual meeting of stockholders of Inland Western Retail Real Estate Trust, Inc. The meeting will be held on October 11, 2011 at 10:00 a.m. Central Time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523. I hope you will attend.

The accompanying notice of annual meeting of stockholders and proxy statement contain a description of the formal business to be acted upon by the stockholders. At this year’s meeting, you will be entitled to vote on the election of nine directors, as well as to have an advisory vote on executive compensation and an advisory vote on the frequency of future advisory votes on executive compensation.  I encourage you to read the accompanying materials carefully. Our directors and officers, as well as representatives of Deloitte & Touche LLP, our independent registered public accounting firm for 2010, will be available at the meeting to answer any questions you may have.

It is important that your shares be represented at the meeting regardless of the size of your holdings. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, I URGE YOU TO AUTHORIZE YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the enclosed proxy card and returning it promptly in the postage pre-paid envelope provided. You may also authorize a proxy through the Internet, or by calling a toll-free telephone number, by following the procedures described in the attached proxy statement. Submitting your proxy card or authorizing a proxy via the Internet or via telephone will ensure that your shares will be represented at the meeting and voted in accordance with your wishes. If you attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.

Thank you for your continued support of and interest in our company. I and everyone at Inland Western Retail Real Estate Trust, Inc. wish you good health, happiness and prosperity.

Sincerely,

/s/ Steven P. Grimes

Steven P. Grimes
Chief Executive Officer, President, Chief Financial Officer
and Treasurer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE: October 11, 2011
TIME:   10:00 a.m. (Central Time)
PLACE:  2901 Butterfield Road
Oak Brook, Illinois 60523

To Our Stockholders:

The purposes of the annual meeting are:

•                  Election of nine directors to hold office for a one-year term and until their successors are elected and qualify;

•                  Conducting an advisory vote on executive compensation;

•                  Conducting an advisory vote on the frequency of future advisory votes on executive compensation; and

•                  To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on July 15, 2011 as the record date for determining stockholders of record entitled to notice of and to vote at the meeting.

A proxy statement and proxy card accompany this notice. We have previously provided you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2010.

We hope to have the maximum number of stockholders present in person or by proxy at the meeting. To assure your representation at the meeting, please authorize your proxy by completing, signing, dating and mailing the enclosed proxy card. You may also authorize your proxy through the Internet, or by calling a toll-free telephone number, by following the procedures described in the attached proxy statement.  YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY WILL BE VERY MUCH APPRECIATED. For specific instructions, please refer to the instructions on the proxy card.

You may use the enclosed envelope which requires no further postage, if mailed in the United States, to return your proxy. If you attend the meeting, you may revoke your proxy and vote in person, if you desire.

By order of the Board of Directors,

/s/ Dennis K. Holland

Dennis K. Holland
Dated: July 27, 2011	Secretary

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 11, 2011

Our board of directors, or Board, is furnishing you this proxy statement to solicit proxies on its behalf to be voted at our 2011 annual meeting of stockholders to be held on October 11, 2011 at 10:00 a.m. Central Time at our principal executive offices at the address set forth above, and at any and all adjournments or postponements thereof, which we refer to as the Annual Meeting.  We encourage your participation in the voting at the Annual Meeting and solicit your support on each proposal to be presented.

This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 2, 2011.

Unless the context otherwise requires, all references to “IWEST,” the “Company,” “our,” “we” and “us” in this proxy statement relate to Inland Western Retail Real Estate Trust, Inc. and those entities owned or controlled directly or indirectly by us.  The mailing address of our principal executive offices is 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 11, 2011.

The proxy statement and annual report for the year ended December 31, 2010 are available at

www.inland-western.com/2011Proxy.pdf.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

INSTRUCTION GUIDE FOR AUTHORIZING YOUR PROXY

THREE EASY WAYS TO AUTHORIZE YOUR PROXY WITHOUT ATTENDING

OUR ANNUAL MEETING

1.                                      Authorize Your Proxy by Mail

Simply mark, sign, date and return the enclosed proxy card as promptly as possible in the prepaid-postage envelope enclosed.

2.                                      Authorize Your Proxy by Telephone

It is fast, convenient, and your vote is immediately confirmed and posted. Using a touch-tone phone, call the toll free number, 1-800-868-5614, which is also shown on your proxy card.

Just Follow These Four Easy Steps:

•                  Read the accompanying proxy statement and proxy card;

•                  Call the toll-free number provided on your proxy card;

•                  Enter your CONTROL NUMBER located on your proxy card; and

•                  Follow the simple recorded instructions.

Your vote is important!
Call 24 hours a day

3.                                      Authorize Your Proxy by Internet

It is fast, convenient, and your vote is immediately confirmed and posted. Using a computer, simply go to the designated website for our stockholders:

www.proxyvoting.com/INWEST

Just Follow These Four Easy Steps:

•                  Read the accompanying proxy statement and proxy card;

•                  Go to the website www.proxyvoting.com/INWEST;

•                  Enter your CONTROL NUMBER located on your proxy card; and

•                  Follow the simple instructions.

Your vote is important!

Go to www.proxyvoting.com/INWEST 24 hours a day

INFORMATION ABOUT THE ANNUAL MEETING

Information about the Annual Meeting

Our Annual Meeting will be held on October 11, 2011 at 10:00 a.m. Central Time at 2901 Butterfield Road, Oak Brook, Illinois 60523. Please contact our Director of Investor Relations, Dione K. McConnell, at (630) 218-8000 or via email at mcconnell@inland-western.com if you plan to attend and need directions. Additionally, please contact Morrow & Co., LLC at (800) 573-4804 if you have any questions with respect to authorizing a proxy to vote your shares at the Annual Meeting.

Information about this Proxy Statement

We sent you this proxy statement and the proxy card on behalf of our Board who is soliciting a proxy from you to vote your shares at the Annual Meeting.  This proxy statement contains information we are required to provide to you and is designed to assist you in voting your shares.  On or about August 2, 2011, we began mailing the proxy materials to all stockholders of record as of the close of business on July 15, 2011, the record date fixed by our Board for determining the holders of record of our common stock, $.001 par value per share, entitled to notice of and to vote at the Annual Meeting.  Each of the outstanding shares of common stock, as of the record date, is entitled to one vote on all matters to be voted upon at the Annual Meeting.  On the record date, there were 482,161,137 shares of common stock issued and outstanding.

Proposals to be Considered by You at the Annual Meeting

At the Annual Meeting, we will be asking you to:

PROPOSAL 1:                    Elect nine directors.

PROPOSAL 2:                    Vote on an advisory resolution approving executive compensation.

PROPOSAL 3:                    Vote on an advisory resolution on the frequency of future advisory votes on executive compensation.

Information about Voting

VOTING OF PROXIES - Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed for the Annual Meeting. Each executed and timely returned proxy will be voted in accordance with the directions indicated on it. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted by giving written notice of the revocation to our Secretary, by delivering a later-dated proxy (which automatically revokes the earlier proxy), or by voting in person at the Annual Meeting. Except for “broker non-votes” described below, executed but unmarked proxies will be voted by the person(s) named thereon (i) for the election of the nominees named herein as directors (or a substitute for a nominee if such nominee is unable or refuses to serve); (ii) for the approval of an advisory resolution approving executive compensation; (iii) for the holding of future advisory votes on executive compensation on an annual basis; and (iv) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the Annual Meeting.

AUTHORIZATION OF PROXIES ELECTRONICALLY VIA THE INTERNET - Stockholders may authorize a proxy to vote via the Internet at the www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time, on October 10, 2011. The Internet proxy authorization procedures are designed to authenticate the stockholders’ identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

AUTHORIZATION OF PROXIES VIA TOUCH-TONE TELEPHONE — Stockholders may authorize a proxy to vote via touch-tone telephone by calling the toll-free phone number provided on their proxy card until 11:59 p.m. Eastern Time, on October 10, 2011. The touch-tone telephone proxy authorization procedures are designed to authenticate the stockholders’ identity and to allow stockholders to authorize a proxy to vote their shares and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for voting instructions. If you choose not to authorize your proxy by touch-tone telephone or over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement.

Quorum; Abstentions and Broker Non-Votes

We have hired an independent proxy solicitor, Morrow & Co., LLC, to solicit proxies on the Board’s behalf with respect to the matters to be voted upon at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed by us. The inspector will determine whether or not a quorum is present. Presence in person or by proxy at the Annual Meeting of holders of a majority of our outstanding shares constitutes a quorum. Abstentions and broker non-votes will count toward the presence of a quorum but will not be counted as votes cast and will have no effect on the advisory votes to approve executive compensation and on the frequency of future advisory votes on executive compensation, although abstentions and broker non-votes will have the effect of votes against the election of directors.  A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Number of Votes Necessary for each Proposal to be Approved

•                                          Election of directors: Provided a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the election of each of the nine directors to be elected at the Annual Meeting. There are no cumulative voting rights in the election of directors.

•                                          Advisory Vote on Approval of the Executive Compensation:  Provided a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the advisory resolution on executive compensation.

•                                          Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:  Provided a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the advisory resolution on the frequency of future advisory votes on executive compensation.

Effect of Potential Amendment and Restatement of Charter on Votes

On February 24, 2011, the Company’s stockholders, in a special meting, approved an amendment and restatement of the Company’s charter; however, that amendment and restatement will not become effective until filed by the Company with the Maryland State Department of Assessment and Taxation.  We have not so filed the amendment and restatement and do not expect to do so unless and until we list our common stock on a national securities exchange.  If we file the amendment and restatement prior to the Annual Meeting, the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote would be required to elect the directors; abstentions and broker non-votes would have no effect on the election of directors.  The filing of the amendment and restatement would not change the votes required to approve the other two proposals or the effect of abstentions or broker non-votes thereon.  In addition, share amounts contained in this proxy statement do not give effect to any recapitalization that would be undertaken in connection with any potential listing on a national securities exchange.

PLEASE VOTE YOUR SHARES BY AUTHORIZING YOUR PROXY BY TELEPHONE, VIA THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Costs of Proxies

We will bear all expenses incurred in connection with the solicitation of proxies. Our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means. They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses. In addition, we have hired Morrow & Co., LLC, to solicit proxies on our behalf. We expect that the fee of soliciting proxies on our behalf will be approximately $6,500 plus costs and expenses.

Other Matters

As of the date of this proxy statement, the above-referenced proposals are the only matters we are aware of that are to be acted upon at the Annual Meeting. If any other matter should properly come before the Annual Meeting for which we did not receive proper notice, in accordance with the requirements of our bylaws, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of a majority of the votes cast on any such other matter will be required for approval.

Where You Can Find More Information About Us

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. Our SEC filings are also available to the public on the website maintained by the SEC at “http://www.sec.gov.”

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF NINE INDIVIDUALS TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Our current governing charter requires us to have at least three, but not more than 11, directors.  Our Board currently consists of nine individuals.  Although we are not currently listed on the New York Stock Exchange, after an evaluation, we believe that all of our directors would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards, except for Steven P. Grimes and Brenda G. Gujral.

The election of members of the Board is conducted on an annual basis. Each individual elected to the Board serves a one-year term and until his or her successor is elected and qualifies. Accordingly, the term of office of each of our current directors will expire at the Annual Meeting.  At that meeting each current director will be nominated to stand for re-election as a director. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any nominee be unable or unwilling to accept the office of director, and if the Board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the Board, and if none, for such other persons as they shall determine. Six of our current directors have been directors since 2003, and two of our current directors have been directors since January 1, 2008. Information regarding the business experience of each nominee is provided below based upon information furnished to us by the individuals named.

Nominees for Election as Directors

The following sets forth information with regard to the nominees for election to our Board, with ages set forth as of January 1, 2011.

NAME, POSITIONS WITH IWEST AND AGE	BUSINESS EXPERIENCE

KENNETH H. BEARD Director since 2003 Age 71

Kenneth H. Beard has been one of our directors since our inception on March 5, 2003.  He is President and Chief Executive Officer of KHB Group, Inc. and Midwest Mechanical Construction, mechanical engineering and construction companies.  From 1999 to 2002, he was President and Chief Executive Officer of Exelon Services, a subsidiary of Exelon Corporation that engaged in the design, installation and servicing of heating, ventilation and air conditioning facilities for commercial and industrial customers and provided energy-related services.  From 1974 to 1999, Mr. Beard was President and Chief Executive Officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning construction and service company that he founded in 1974.  From 1964 to 1974, Mr. Beard was employed by The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment.  Mr. Beard holds an MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer.  He is past chairman of the foundation board of the Wellness House in Hinsdale, Illinois, a cancer support organization and serves on the Dean’s Advisory Council of the University of Kentucky, School of Engineering.  Mr. Beard is a past member of the Oak Brook, Illinois, Plan Commission (1981 to 1991) and a past board member of Harris Bank, Hinsdale, Illinois (1985 to 2004).

FRANK A. CATALANO, JR. Director since 2003 Age 50

Frank A. Catalano, Jr. has been one of our directors since our inception on March 5, 2003.  Mr. Catalano’s experience also includes mortgage banking. Since February 1, 2008, he has been with Gateway Funding Diversified Mortgage Services, L.P., a residential mortgage banking company, as their Regional Vice President. From 2002 until August 2007, he was a Vice President of American Home Mortgage Company.  He also was President and Chief Executive Officer of CCS Mortgage, Inc. from 1995 through 2000.  Since 1999, Mr. Catalano has also served as President of Catalano & Associates.  Catalano & Associates is a real estate company that engages in brokerage and property management services and the rehabilitation and leasing of office buildings.  Mr. Catalano is currently a member of the Elmhurst Memorial Healthcare Board of Governors and formerly served as the chairman of the board of the Elmhurst Chamber of Commerce.  Mr. Catalano holds a mortgage banker’s license.

PAUL R. GAUVREAU Director since 2003 Age 71

Paul R. Gauvreau has been one of our directors since our inception on March 5, 2003.  He is the retired Chief Financial Officer, Financial Vice President and Treasurer of Pittway Corporation, a NYSE-listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001.  He was President of Pittway’s non-operating real estate and leasing subsidiaries through 2001.  He also was a financial consultant to Honeywell, Inc., Genesis Cable, L.L.C. and ADUSA, Inc.  Additionally, he was a director and audit committee member of Cylink Corporation, a NASDAQ Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003.  Mr. Gauvreau holds an MBA from the University of Chicago and a BSC from Loyola University of Chicago.  He is on the Board of Trustees, Chairman of the Finance Committee and Treasurer of Benedictine University, Lisle, Illinois and a member of the Board of Directors of the Children’s Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

GERALD M. GORSKI Director since 2003 and Chairman of the Board since 2010 Age 68

Gerald M. Gorski has been one of our directors since July 1, 2003 and Chairman of the Board since October 12, 2010.  He has been a Partner in the law firm of Gorski & Good LLP, Wheaton, Illinois since 1978.  Mr. Gorski’s practice is focused on governmental law, and he represents numerous units of local government in Illinois.  Mr. Gorski has served as a Special Assistant State’s Attorney and Special Assistant Attorney General in Illinois.  He received a B.A from North Central College with majors in Political Science and Economics and a J.D. from DePaul University Law School.  Mr. Gorski serves as the Vice Chairman of the Board of Commissioners for the DuPage Airport Authority.  Further, Mr. Gorski has also served as Chairman of the Board of Directors of the DuPage National Technology Park.  He has written numerous articles on various legal issues facing Illinois municipalities and has been a speaker at a number of municipal law conferences.

STEVEN P. GRIMES Director since March 8, 2011; President and Chief Executive Officer since October 13, 2009 and Chief Financial Officer since November 15, 2007 Age 44

Steven P. Grimes has been one of our directors since March 8, 2011.  He is our Chief Executive Officer, President, Chief Financial Officer and Treasurer.  He has been our Chief Executive Officer and President since October 13, 2009.  Previously, Mr. Grimes served as our Chief Operating Officer and Chief Financial Officer since the internalization of our management on November 15, 2007.  Prior to our internalization, Mr. Grimes served as Principal Financial Officer and Treasurer and the Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., which was our former business manager/advisor, since February 2004.

Prior to joining our former business manager/advisor, Mr. Grimes was a Director with Cohen Financial, a mortgage brokerage firm, and was a senior manager with Deloitte in their Chicago-based real estate practice, where he was a national deputy real estate industry leader.  Mr. Grimes is also an active member of various real estate trade associations, including the Real Estate Roundtable.  Mr. Grimes received his B.S. in Accounting from Indiana University and is a Certified Public Accountant.

BRENDA G. GUJRAL Director since 2003 Age 68

Brenda G. Gujral has been one of our directors since our inception on March 5, 2003 and previously served as our Chief Executive Officer from June 2005 until the internalization of our management on November 15, 2007.  She is the Chief Executive Officer of Inland Real Estate Investment Corporation, or IREIC, which is a sponsor of real estate investment trusts and limited partnerships that is affiliated with The Inland Group, Inc.  Ms. Gujral has served as the Chief Executive Officer of IREIC since January 2008 and as its President from January 1998 through January 2011 and from July 1987 through September 1992.  Ms. Gujral currently serves as a director of Inland American Real Estate Trust, Inc. and Inland Diversified Real Estate Trust, Inc., and previously served as a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.  Prior to joining The Inland Group, Inc., she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.  She is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from the Financial Industry Regulatory Authority and is a licensed real estate salesperson.

RICHARD P. IMPERIALE Director since 2008 Age 51

Richard P. Imperiale has been one of our directors since January 2008.  Mr. Imperiale is President and founder of Forward Uniplan Advisors, Inc., a Milwaukee, Wisconsin based investment advisory holding company that, together with its affiliates, manages and advises over $500 million in client accounts.  Forward Uniplan Advisors, Inc. was founded by Mr. Imperiale in 1984 and specializes in managing equity, REIT and specialty portfolios for clients.  Mr. Imperiale started his career as a credit analyst for the First Wisconsin National Bank (now U.S. Bank).  In 1983, Mr. Imperiale joined B.C. Ziegler & Company, a Midwest regional brokerage firm where he was instrumental in the development of portfolio strategies for one of the first hedged municipal bond mutual funds in the country. Mr. Imperiale is widely quoted in local and national media on matters pertaining to investments and authored the book Real Estate Investment Trusts: New Strategies For Portfolio Management, published by John Wiley & Sons, 2002.  He attended Marquette University Business School where he received a B.S. in Finance.

KENNETH E. MASICK Director since 2008 Age 65

Kenneth E. Masick has been one of our directors since January 2008. He retired from Wolf & Company LLP, certified public accountants, in April 2009, having been there as a partner since its formation in 1978.  That firm, one of the largest in the Chicago area, specializes in audit, tax and consulting services to privately owned businesses.  Mr. Masick was partner-in-charge of the firm’s audit and accounting department and was responsible for the firm’s quality control.  His accounting experience also includes feasibility studies and due diligence activities with acquisitions.  Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. Mr. Masick also holds Series 7, 24, 27 and 63 licenses from Financial Industry Regulatory Authority.  He also was treasurer and director of Wolf Financial Management LLC, a securities broker-dealer firm.  Mr. Masick was a director of Inland Retail Real Estate Trust, Inc. from December 1998 until it was acquired in February 2007.

BARBARA A. MURPHY Director since 2003 Age 73

Barbara A. Murphy has been one of our directors since July 1, 2003.  Ms. Murphy is Chairwoman of the DuPage Republican Party and current Committeeman for The Milton Township Republican Central Committee in Illinois.  After serving for twenty years, she recently retired as a Trustee of Milton Township in Illinois.  Ms. Murphy is currently a member of the Illinois Motor Vehicle Review Board and the Matrimonial Fee Arbitration Board, and has previously served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force and the Illinois Toll Highway Advisory Committee and as a founding member of the Family Shelter Service Board.  Ms. Murphy also previously served as the Chairman for the Milton Township Republican Central Committee in Illinois and as the Republican Party’s State Central Committeewoman for the Sixth Congressional District.  Ms. Murphy also has experience as the co-owner of a small retail business.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

KENNETH H. BEARD,
FRANK A. CATALANO, JR.,
PAUL R. GAUVREAU,
GERALD M. GORSKI,

STEVEN P. GRIMES

BRENDA G. GUJRAL

RICHARD P. IMPERIALE,

KENNETH E. MASICK, AND
BARBARA A. MURPHY

ITS NOMINEES FOR ELECTION AS DIRECTORS

Diversity.  Although the Board has not established a policy regarding diversity, the Nominating Committee (as defined herein) believes that the Board is diverse with respect to background, skills, experience, expertise and gender.

Director Qualifications.  In considering whether directors and nominees have the experiences, qualifications, attributes and skills, taken as a whole, to enable the Board to carry out its duties effectively, the Nominating Committee and the Board focused on each Director’s participation and performance on the Board during his or her tenure, as well as on the information discussed in each of the Directors’ individual biographies set forth elsewhere herein.  In particular, with respect to each Director, the Nominating Committee and the Board noted the following:

•                  Mr. Beard’s experience in engineering and construction services, as well as his expertise in corporate acquisition and finance, enable him to provide insight relating to the Company’s joint venture, development and other activities;

•                  Mr. Catalano’s experience in running a firm engaged in the brokerage, management, rehabilitation and leasing of commercial property coincides closely with the business of the Company;

•                  Mr. Gauvreau’s financial experience, including his serving as the chief financial officer of a New York Stock Exchange-listed company and on the audit committee of a NASDAQ-listed company, qualifies him to serve as chairman of the Audit Committee of the Company;

•                  Mr. Gorski’s experience as a lawyer and focus on local government law not only gives the Board a valuable perspective on the numerous legal issues (including land use law) that the Company faces, but also on local political issues;

•                  Mr. Grimes’s experience and position as our Chief Executive Officer;

•                  Ms. Gujral’s experience in the real estate industry and the securities brokerage business provides guidance to the Company as well as assistance in maintaining the Company’s relationship not only with the brokers and advisors who have sold the Company’s stock, but also with the investors who purchased the Company’s stock;

•                  Mr. Imperiale’s experience in the brokerage and investment advisory industries allow him to provide useful oversight and advice as the Company looks to refinance debt and strengthen its balance sheet, as well as to address issues with respect to the Company’s securities portfolio;

•                  Mr. Masick’s experience as a certified public accountant and experience in providing audit, tax and consulting services to privately-owned businesses provides financial expertise to the Board and the Audit Committee;

•                  Ms. Murphy’s public service and experience in operating her own business bring a different perspective to evaluating the Company’s relationships with public officials, tenants and customers of the Company’s tenants.

Board Structure.  Although the Company’s Bylaws permit the Company to have the same person serve as Chief Executive Officer and Chairman of the Board, since its inception the Company has had separate individuals serving in these two positions.  The Board believes this structure best serves the Company by allowing one person (Chief Executive Officer) to focus his efforts on setting the strategic direction of the Company and providing day-to-day leadership of the Company while the other person (Chairman of the Board) can focus on presiding at meetings of the Board and overall planning and relations with the Directors.  The Board believes that the needs of a corporation with the large number of properties and the wide spectrum of issues that we face are best met by allowing these two different functions to be handled by two separate individuals.

Board Role in Risk Management.  General oversight of risk management is a function undertaken by the entire Board.  All major leases, purchases and sales of property, and financing are reviewed and approved by the Board.  As part of this review and approval process, the Board considers, among other things, the risks posed by such activities and receives input on various aspects of those risks, including operational, financial, legal and regulatory, and reputational risk, from senior management, including the Chief Financial Officer, Chief Accounting Officer and the General Counsel.  In addition, the Audit Committee regularly receives reports from the Chief Financial Officer and Chief Accounting Officer, as well as from the Company’s independent auditors and other outside professionals, with respect to financial and operational controls and risk assessment, and reports on these matters to the Board.

Compensation Policy and Risk.  The Compensation Committee has reviewed the Company’s compensation policies and practices and does not believe such policies and practices have a material adverse effect on the risk profile of the Company.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.  Notable features of our corporate governance structure include the following:

•                              the Board is not staggered, with each of our directors subject to re-election annually;

•                              of the nine persons who currently serve on the Board of directors, seven have been affirmatively determined by the Board to be independent for purposes of the NYSE’s listing standards and Rule 10A-3 under the Exchange Act;

•                              at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•                              we have an independent Chairman of our Board, and

•                              we do not have a stockholder rights plan.

Board Meetings in 2010

Our Board met 14 times during 2010. Each director who was a director during 2010 attended more than 90% of the total number of meetings of the Board and each Committee on which he or she served. We do not have a policy with regard to Board members’ attendance at annual stockholder meetings. However, each director who was a director at such time attended the 2010 Annual Meeting.

Committees of the Board of Directors

The Company’s Board has established three standing committees: the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee.  The composition of each of the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the NYSE.  All members of the committees described below are independent as such term is defined in the NYSE’s listing standards and as affirmatively determined by the Board, other than Ms. Gujral.

Board Committee	Chairman	Members

Audit Committee	Paul R. Gauvreau	Kenneth H. Beard Kenneth E. Masick

Executive Compensation Committee	Frank A. Catalano, Jr.	Richard P. Imperiale Brenda G. Gujral Barbara A. Murphy

Nominating and Corporate Governance Committee(1)	Richard P. Imperiale	Gerald M. Gorski Kenneth E. Masick

(1)

Robert D. Parks served as a member of the Nominating and Corporate Governance Committee and Board of Directors until the annual meeting of stockholders on October 12, 2010. Mr. Parks was not independent as such term is defined in the NYSE’s listing standards.

Audit Committee.

Our Board has established an Audit Committee comprised of Messrs. Beard, Gauvreau, and Masick.  Mr. Gauvreau serves as the Chair of the Audit Committee and qualifies as our “financial expert” under the SEC rules.

The Audit Committee is responsible for the engagement of our independent registered public accounting firm, reviewing the plans and results of the audit engagement with our independent registered public accounting firm, approving services performed by, and the independence of, our independent registered public accounting firm, considering the range of audit and non-audit fees, and consulting with our independent registered public accounting firm regarding the adequacy of our internal accounting controls. The Audit Committee held five meetings during 2010.

Audit Committee Report.  The Audit Committee of the Board is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is currently composed of three directors. Although we are not currently listed on the New York Stock Exchange, each of the current members of the Audit Committee would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.inlandwestern.com.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and an audit of the effectiveness of our internal control over financial reporting as of December 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2010 audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letters from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC.

The members of the Audit Committee of our Board are:

Kenneth H. Beard

Paul R. Gauvreau

Kenneth E. Masick

Executive Compensation Committee.

Our Board has established an Executive Compensation Committee comprised of Mr. Catalano, Mr. Imperiale, Ms. Gujral and Ms. Murphy.  Mr. Catalano serves as the chair of the Executive Compensation Committee.  Although we are not currently listed on the New York Stock Exchange, each of the members of the Executive Compensation Committee would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards, other than Ms. Gujral. The Executive Compensation Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.inlandwestern.com.

The Executive Compensation Committee makes recommendations to our Board concerning compensation policies and programs, including salaries and incentive compensation, for our executive officers, and administers our employee benefit plans.  The Executive Compensation Committee held five meetings during 2010. The Executive Compensation Committee has not delegated its authority to others. It is likely that our chief executive officer will provide input into executive compensation decisions. We did not hire a compensation consultant to assist the Executive Compensation Committee in determining compensation for 2010.

Compensation Committee Interlocks and Insider Participation.  During 2010, the members of the Executive Compensation Committee consisted of Frank A. Catalano, Jr. (chair), Brenda G. Gujral, Richard P. Imperiale and Barbara A. Murphy.  Brenda G. Gujral served as our Chief Executive Officer until November 15, 2007.  Additionally, we are required to disclose certain relationships and related transactions with Ms. Gujral.  See “Certain Relationships and Related Transactions.”  None of the other members of the Executive Compensation Committee has any relationship with us requiring disclosure under applicable rules and regulations of the SEC.  No other member of our Executive Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries.  None of our named executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or Executive Compensation Committee.

Nominating and Corporate Governance Committee.

Our Board has established a Nominating and Corporate Governance Committee, or Nominating Committee.  The members of the Nominating Committee who selected the nominees for the Board of Directors who appear on this proxy statement are comprised of Messrs. Gorski, Imperiale and Masick.  Mr. Imperiale serves as the chair of the Nominating Committee.  Although we are not currently listed on the New York Stock Exchange, each of the Members of the Nominating Committee who selected such nominees would satisfy the definition of “independent” under the New York Stock Exchange’s listing standards. The Nominating Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.inlandwestern.com. The Nominating Committee held three meetings during 2010. The Board will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption “Advance Notice Procedures for Making Director Nominations and Stockholder Proposals.”

The Nominating Committee identifies possible nominees (whether through a recommendation from a stockholder or otherwise) and makes an initial determination as to whether to conduct a full evaluation of the candidate(s). This initial determination is based on the information provided to the Nominating Committee when the candidate is recommended, the Nominating Committee’s own knowledge of the prospective candidate and information, if any, obtained by the Nominating Committee’s inquiries. The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board of Directors or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the members of the Nominating Committee determine that additional consideration is warranted, the Nominating Committee may gather additional information about the candidate’s background and experience. The members of the Nominating Committee then evaluate the prospective nominee against the following standards and qualifications:

•                  Achievement, experience and independence;

•                  Wisdom, integrity and judgment;

•                  Understanding of the business environment; and

•                  Willingness to devote adequate time to Board duties.

The members of the Nominating Committee also consider such other relevant factors as they deem appropriate, including the current composition of the Board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the members of the Nominating Committee determine whether to interview the candidate. If the members of the Nominating Committee decide that an interview is warranted, one or more of those members, and others as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview, the full Board would nominate such candidates for election.

Guidelines on Corporate Governance and Code of Business Conduct and Ethics

Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted guidelines on corporate governance establishing a common set of expectations to assist the Board in performing its responsibilities.  The corporate governance policies and guidelines address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisors, director compensation, management succession and evaluations of the performance of the Board.  Our Board also has adopted a code of business conduct and ethics, which includes a conflicts of interest policy that applies to all of our directors and executive officers.  The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by the rules and regulations of the SEC and is publicly available on our website at www.inlandwestern.com.

Stockholder Communications

We have not adopted a formal process for stockholder communications with our Board. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders are free to contact any director or executive officer directly by writing in care of us, or by writing to Mr. Dennis K. Holland, our General Counsel and Secretary, at 2901 Butterfield Road, Oak Brook, IL 60523, or by sending an email to Mr. Holland at holland@inland-western.com. Stockholders can contact the Audit Committee directly by sending a letter to Mr. Paul Gauvreau, in care of us at 2901 Butterfield Road, Oak Brook, IL 60523.

All communications received as set forth in the preceding paragraph will be opened by the office of the General Counsel for the sole purpose of determining the nature of the communications. Communications that constitute advertising, promotions of a product or service, or patently offensive material will not be forwarded to the directors. Other communications will be forwarded promptly to the addressee or addressees as deemed appropriate.

Director Compensation

Cash Compensation

From January 1, 2008 to December 31, 2010, each director (other than Mr. Parks and Ms. Gujral, who were not entitled to receive any compensation from the Company for their service on the Board or any of its committees; in 2011, neither Mr. Grimes nor Ms. Gujral will be entitled to receive any compensation from the Company for their service on the Board or any of its committees) received an annual director fee of $40,000.  This amount increased to $50,000 beginning January 1, 2011.  The independent chairman of the Board receives an additional annual fee of $25,000, the chairman of the Audit Committee receives an additional annual fee of $10,000, and the chairmen of the Executive Compensation Committee and the Nominating and Corporate Governance Committee receive an additional annual fee of $5,000. In addition, each director receives $1,000 for attending in person or $750 for attending via telephone, each meeting of the Board, and $500 for attending, whether in person or via telephone, each committee meeting.  Members of a special committee formed to evaluate two transactions with a related party received $1,000 for attending each meeting, whether in person or via telephone, of the special committee.

Equity Compensation

Each non-employee director is entitled to be granted an option under our Independent Director Stock Option Plan to acquire 5,000 shares as of the date he or she initially becomes a director. In addition, each non-employee director is entitled to be granted an option to acquire 5,000 shares on the date of each annual stockholders’ meeting, so long as the director remains a member of the Board on such date. All such options are granted at the fair market value of a share on the last business day preceding the date of each annual stockholders’ meeting and become fully exercisable on the second anniversary of the date of grant.

Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of:

•                  the tenth anniversary of the date of grant,

•                  the removal for cause of the director as a director, or

•                  three months following the date the director ceases to be a director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of our common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is a director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the

contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code.

2010 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Paul R. Gauvreau	71,000	6,902	77,902
Gerald M. Gorski	70,250	6,902	77,152
Frank A. Catalano, Jr.	62,500	6,902	69,402
Barbara A. Murphy	61,250	6,902	68,152
Kenneth H. Beard	60,750	6,902	67,652
Richard P. Imperiale	58,500	6,902	65,402
Kenneth E. Masick	57,750	6,902	64,652
Robert D. Parks (1)	—	—	—
Brenda G. Gujral (1)	—	—	—

(1)	Mr. Parks and Ms. Gujral did not receive any fees or other remuneration for serving as our directors.
(2)

As of December 31, 2010, each of the directors other than Mses. Gujral and Murphy and Mr. Parks held unexercised options to purchase 10,000 shares of common stock. As of December 31, 2010, Ms. Murphy held unexercised options to purchase 8,500 shares of common stock and Ms. Gujral and Mr. Parks held no unexercised options.

(3)

The option awards were valued using the Black-Scholes option pricing model and the following assumptions: expected term of options — 5 years, expected volatility — 35%, expected dividend yield — 1.87% and risk-free interest rate — 1.13%.

OUR EXECUTIVE OFFICERS

Biographies of our Executive Officers

Our executive officers are appointed by, and serve at the discretion of, the Board. They will continue to serve in their respective offices until they resign or their successors are elected and qualify.  None of our executive officers has a written severance agreement with us.  See the discussion under “Executive Compensation — Compensation Discussion and Analysis” herein.  The following sets forth information regarding our executive officers (other than Steven P. Grimes, our Chief Executive Officer, President, Chief Financial Officer and Treasurer, whose biography appears above under the caption, “Proposal 1 — Election of Directors — Nominees for Election as Directors”), with ages set forth as of January 1, 2011:

NAME, POSITIONS WITH IWEST AND AGE	BUSINESS EXPERIENCE

DENNIS K. HOLLAND General Counsel and Secretary since November 15, 2007; Executive Vice President since October 12, 2010 Age 59

Dennis K. Holland serves as our Executive Vice President, General Counsel and Secretary. In this role, Mr. Holland manages our legal department and is involved in all aspects of our business, including real estate acquisitions and financings, sales, securities laws, corporate governance matters, leasing and tenant matters and litigation management. Mr. Holland has served as our Executive Vice President since October 12, 2010 and as our General Counsel and Secretary since the internalization of our management on November 15, 2007. Prior to that time, he served as Associate Counsel of The Inland Real Estate Group, Inc., an affiliate of our former business manager/advisor, since December 2003. Prior to December 2003, Mr. Holland served as Deputy General Counsel of Heller Financial, Inc., and General Counsel of its real estate group, and in a business role with GE Capital following its acquisition of Heller Financial. Mr. Holland received his B.S. in Economics from Bradley University in 1974 and a J.D. from the John Marshall Law School in 1979.

SHANE C. GARRISON Chief Investment Officer since November 15, 2007; Executive Vice President since October 12, 2010 Age 41

Shane C. Garrison serves as our Executive Vice President and Chief Investment Officer.  In this role, Mr. Garrison is responsible for several operating functions within the company, including leasing, construction operations, joint ventures, and overall asset management, which includes acquisitions and dispositions.  Mr. Garrison has served as our Executive Vice President since October 12, 2010 and as our Chief Investment Officer since the internalization of our management on November 15, 2007.  Prior to that time, Mr. Garrison served as Vice President of Asset Management of Inland US Management LLC, which was a property management company affiliated with our former business manager/advisor, since 2004.  In this prior role, Mr. Garrison underwrote over $1.2 billion of assets acquired by us, and went on to spearhead our development and joint venture initiatives.  Previously, Mr. Garrison had served as head of asset management for ECI Properties, a small boutique owner of industrial and retail properties, and the general manager of the Midwest region for Circuit City, a large electronics retailer.  Mr. Garrison received his B.S. in Business Administration from Illinois State University and an MBA in Real Estate Finance from DePaul University.

NIALL J. BYRNE Vice President and President of Property Management since November 15, 2007; Executive Vice President since October 12, 2010 Age 55

Niall J. Byrne serves as our Executive Vice President and President of Property Management.  In this role, Mr. Byrne is responsible for the oversight of all the property management functions for our portfolio.  Mr. Byrne has served as our Executive Vice President since October 12, 2010 and as our Vice President and President of Property Management since the internalization of our management on November 15, 2007.  Prior to that time, he served as a Senior Vice President of Inland Holdco Management LLC, which was a property management company affiliated with our former business manager/advisor, since 2005.  In this role, Mr. Byrne was responsible for the oversight of all of the property management, leasing and marketing activities for our portfolio and was involved in our development, acquisitions and joint venture initiatives.  Previously, from 2004 to 2005, Mr. Byrne served as Vice President of Asset Management of American Landmark Properties, Ltd., a private real estate company, where he was responsible for a large commercial and residential portfolio of properties.  Prior to joining American Landmark Properties, Ltd., Mr. Byrne served as Senior Vice President/Director of Operations for Providence Management Company, LLC, or PMC Chicago, from 2000 to 2004.  At PMC Chicago, he oversaw all aspects of property operations, daily management and asset management functions for an 8,000-unit multi-family portfolio.  Prior to joining PMC Chicago, Mr. Byrne also had over fifteen years of real estate experience with the Chicago-based Habitat Company and with American Express/Balcor and five years of public accounting experience.  Mr. Byrne received his B.S. in Accounting from DePaul University and is a Certified Public Accountant.

JAMES W. KLEIFGES Chief Accounting Officer since November 15, 2007; Executive Vice President since October 12, 2010 Age 61

James W. Kleifges serves as our Executive Vice President and Chief Accounting Officer.  Mr. Kleifges has served as our Executive Vice President since October 12, 2010 and as our Chief Accounting Officer since the internalization of our management on November 15, 2007.  Prior to that time, he served as Chief Accounting Officer of Inland Western Retail Real Estate Advisory Services, Inc., our former business manager/advisor, since March 2007.  Mr. Kleifges served as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Inland Retail Real Estate Trust, Inc., a publicly held retail real estate investment trust, from January 2005 until the acquisition of the company by a third party in February 2007 in a transaction valued in excess of $6 billion, From August 2004 through December 2004,

Mr. Kleifges was the Vice President, Corporate Controller for the external business manager/advisor of Inland Retail Real Estate Trust, Inc.  From April 1999 to January 2004, Mr. Kleifges was Vice President/Corporate Controller of Prime Group Realty Trust, an office and industrial real estate investment trust based in Chicago, Illinois, with assets in excess of $1 billion.  Prior to joining Prime Group, Mr. Kleifges held senior financial and operational positions in various private and public real estate companies located in Chicago, Illinois and Denver, Colorado.  Mr. Kleifges also was a Senior Manager with KPMG in Chicago, Illinois completing a career in public accounting from June 1972 to December 1982.  Mr. Kleifges earned his B.A. in Accounting from St. Mary’s University in Winona, Minnesota and has been a Certified Public Accountant since 1974.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis is set forth with respect to the compensation and benefits for the Company’s Chief Executive Officer and Chief Financial Officer and the other three officers included in the “2010 Executive Compensation Table” included herein (together, the Company’s “Named Executive Officers”) for the Company’s fiscal year ended December 31, 2010 (“fiscal 2010”).

Compensation Committee Members, Independence and Responsibility

The compensation and benefits payable to the Named Executive Officers are established by the Board with the assistance of the Executive Compensation Committee of the Board (the “Committee”).  The Committee is currently comprised of Frank A. Catalano, Jr. (Chairman), Brenda G. Gujral, Richard P. Imperiale, and Barbara A. Murphy.  Each of Messrs. Catalano and Imperiale and Ms. Murphy (but not Ms. Gujral) is (i) an “independent” director within the meaning of the NYSE’s listing standards, (ii) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The Committee operates under a written charter adopted by the Board.  Pursuant to its charter, the Committee is charged with reviewing and approving the Company’s compensation philosophy and is responsible for assuring that the officers and key management personnel of the Company and its subsidiaries are effectively compensated in terms that are motivating, internally equitable and externally competitive.  Pursuant to its charter, the Committee’s function is to:

•                  review (in consultation with management or the Board), recommend to the Board for approval and evaluate the compensation plans, policies and programs of the Company, especially those regarding executive compensation;

•                  determine the compensation of the chief executive officer and all other executive officers of the Company; and

•                  produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

Objectives and Structure of Our Compensation Program

The primary objectives of our executive compensation programs are:  (i) to attract, retain and reward experienced, highly-motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, (ii) to motivate and direct the performance of management with clearly-defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders.

We attempt to achieve our objectives through offering the opportunity to earn a combination of cash and equity-based compensation to provide appropriate incentives for our executives.  Executive officers are eligible to receive a combination of (i) annual base salary, (ii) annual cash or equity incentive compensation, and (iii) option grants under our Stock Incentive Plan.  Each of the Named Executive Officers participates in the same benefits programs available to all of our employees:  health and dental insurance; group term life insurance; short-term disability coverage; and tax-qualified 401(k) plan.  The Company does not provide additional perquisites to the Named Executive Officers.  The Committee did not engage a compensation consultant for 2010.

When we were initially formed in 2003, we did not have any employees. Instead, we had agreements with related parties who provided all of our services and employees in exchange for fees. At that time, those related parties compensated their employees, including each of the Named Executive Officers, from the time they started their employment with such related parties.  We were not a part of any compensation decisions or arrangements. On November 15, 2007, we acquired those related parties and hired substantially all of those employees who were employed by those related parties and provided services to us in a transaction referred to as the internalization. As part of the internalization, we entered into employment agreements with four of our executive officers, including Steven P. Grimes, our current Chief Executive Officer, President, Chief Financial Officer and Treasurer; Shane C. Garrison, our current Executive Vice President and Chief Investment Officer and Niall J. Byrne, our current Executive Vice President and President of Property Management.  The term of our initial employment agreements with each of the individuals listed above began on November 15, 2007, the closing date of the internalization.  The employment agreements provided that each Named Executive Officer was to receive a salary, but made no provision for an incentive compensation or equity compensation.

In late 2007, our Board established the Committee. In February 2008, the Board adopted a charter for the Committee and it began meeting to examine and establish compensation programs for our chief executive officer and other executive officers.

In August 2008, the Company finalized new employment agreements for all of the Named Executive Officers for the year ended on December 31, 2008 (except for Mr. Holland’s employment agreement which continued until December 31, 2009) retroactive to January 1, 2008.  The Committee determined not to enter into any new employment agreements with the Named Executive Officers for 2009 and 2010.

As a part of its efforts, the Committee set the objectives of our compensation program.  While the Committee informally compared compensation against peer group data to gain a sense of current market compensation, no benchmarking was used.  The peer group selected by the Committee consists of the following nine publicly-traded REITs with a substantial retail shopping center portfolio:

Developers Diversified Realty Corporation	Inland Real Estate Corporation
Regency Centers Corporation	Kimco Realty Corporation
Cedar Shopping Centers, Inc.	Ramco-Gershenson Properties Trust
Equity One, Inc.	Weingarten Realty Investments
Federal Realty Investment Trust

2010 Executive Compensation

In fiscal 2010, the Committee considered a combination of base salary, incentive compensation, annual long-term equity awards in the form of stock options and other benefits noted above to meet its compensation objectives.  The proportions of these elements were determined by the Committee in its discretion, considering, among other things, the prevailing practices in the marketplace, including the peer group, and the historical compensation by the Company and the prior employers of the Company’s Named Executive Officers.  In establishing base salaries for 2010, the Committee considered present compensation, market competitiveness in relation to the Company’s performance and capital structure, the roles, responsibilities and performance of each of the Named Executive Officers, the contribution of each of the Named Executive Officers to the Company’s business, an analysis of job requirements, and the prior experience and accomplishments of each of the Named Executive Officers.  For 2010, the Committee approved an executive bonus program pursuant to which each of the named Executive Officers was eligible to receive a bonus payable in shares of restricted common stock.  For each of our Named Executive Officers, a portion of the bonus was to be based on the achievement of pre-established corporate performance measures and the remainder was to be based on individual performance as determined by the Committee in its discretion, as described in more detail below.  The Committee determined that this program would provide an appropriate balance between using objective, pre-established corporate performance measures and retaining discretion over a portion of incentive compensation to allow the Company to reward achievement and effort by the Named Executive Officers that may not be adequately measured using pre-established formulas.  Discretionary incentive compensation also assists in the Company’s efforts to retain outstanding executive officers.  Finally, the Committee views the granting of restricted common stock as a means of aligning management and stockholder interests, providing incentives and rewarding management’s long-term perspective, and retaining the services of the Named Executive Officers.

In determining whether to pay the annual incentive compensation for each Named Executive officer for fiscal 2010, the Committee generally considered a number of factors on a subjective basis, including, but not limited to, (i) the scope of the officer’s responsibilities within the Company; (ii) the experience of the officer within our industry and at the Company; (iii) performance of the Named Executive Officer and his or her contribution to the Company; (iv) the Company’s financial budget and general wage level throughout the Company for fiscal 2010; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; (vii) the recommendations of the Chief Executive Officer (and the recommendation of the Chairman of the Board with respect to the Chief Executive Officer); (viii) data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are approximately similar in size to the Company, and (ix) general industry and market conditions and their impact upon the ability of the Company to achieve objective performance goals and the time commitment required of the Named Executive Officers.  An officer’s target compensation is not mechanically set to be a particular percentage of the peer group average, although as noted the Committee does review the officer’s compensation relative to the peer group to help the Committee perform the subjective analysis described above.  Peer group data is not used as the determining factor in setting compensation for the following reasons:  (a) the average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance by the peer group (i.e., historically, the Company has not had access to the target compensation set for the peer group, but only to the actual compensation paid, so setting target compensation strictly by reference to actual compensation data for peers would be inappropriate); and (b) the Committee believes that ultimately the decision as to appropriate target compensation for a particular office should be made based on the full review described above.  The Committee also reviews competitive market compensation data for the peer group.

Steven P. Grimes. For 2010, Mr. Grimes, our Chief Executive Officer, President, Chief Financial Officer and Treasurer, received a base salary of $450,000.  On October 12, 2010, the Board increased the annual base salary for Mr. Grimes to $525,000, effective January 1, 2011.

Dennis K. Holland. For 2010, Mr. Holland, our Executive Vice President, General Counsel and Secretary, received a base salary of $265,000.  On October 12, 2010, the Board increased the annual base salary for Mr. Holland to $325,000, effective January 1, 2011.

Shane C. Garrison.  For 2010, Mr. Garrison, our Executive Vice President and Chief Investment Officer, received a base salary of $250,000.  On October 12, 2010, the Board increased the annual base salary for Mr. Garrison to $350,000, effective January 1, 2011.

Niall J. Byrne. For 2010, Mr. Byrne, our Executive Vice President and President of Property Management, received a base salary of $250,000.  On October 12, 2010, the Board increased the annual base salary for Mr. Byrne to $275,000, effective January 1, 2011.

On October 12, 2010, we increased the annual base salaries for the Named Executive Officers, effective January 1, 2011.  Among other reasons, the Board made these adjustments as none of the management team, other than Mr. Grimes, has had an increase in base salary during the period from January 1, 2008 through January 1, 2011, the effective date of such adjustments, while undertaking increased workloads due to the economic recession and the reallocation of duties of the Company’s previous President and Chief Executive Officer, who left in 2009.  In addition, the Board made these adjustments at this time, in view of the fact that the adjustments to the management team’s base salaries aggregated $260,000, which is less than the $375,000 in executive compensation savings achieved by the combining of the role of the Chief Financial Officer with the Chief Executive Officer.

For 2010, the Committee approved an executive bonus program pursuant to which Messrs. Grimes, Holland, Garrison and Byrne are each eligible to receive a bonus payable in shares of restricted common stock with a value of $225,000, $66,250, $62,500 and $62,500, respectively.  Under this program, the number of shares of restricted stock to be awarded to each Executive Officer will be calculated by dividing the value of the bonus earned by the Named Executive Officer by the fair value of our common stock as determined by the Board of Directors or the Committee on the date the Committee determined whether the corporate performance measures for the bonuses had been achieved. Each of Messrs. Grimes and Holland was eligible to earn 50% of their bonus if two corporate performance measures, a target occupancy rate of 90% for 2010 and target amount of cash flows from operations of $200,000,000 for the year ended December 31, 2010, were achieved.  Messrs. Grimes and Holland were eligible to receive the remaining 50% of their bonuses based upon individual performance as determined by the Committee in its discretion.  Mr. Garrison was eligible to earn 80% of his bonus if the target occupancy rate for 2010 was achieved.  Mr. Byrne was eligible to earn 80% of his bonus if the target amount of cash flows from operations for the year ended December 31, 2010 was achieved.  Messrs. Garrison and Byrne were eligible to receive the remaining 20% of their bonuses based upon individual performance as determined by the Committee in its discretion.  On April 12, 2011, the Committee made its determinations under the executive bonus program. The Committee determined that the Company had exceeded the target occupancy rate that had been established under the executive bonus program, but did not meet the target amount of cash flows from operations. Accordingly, Mr. Garrison earned the full amount of his bonus that was based on pre-established corporate performance measures, and Messrs. Grimes, Holland and Byrne did not receive the portion of their bonus that was based on pre-established corporate performance measures. The Committee decided to award each of Messrs. Grimes, Holland, Garrison and Byrne the full amount of the discretionary portion of their bonus under the executive bonus program. This decision was primarily based on the overall performance of the Company during the year, including the Company’s achievements in refinancing and repaying maturing debt, signing new leases, establishing the RioCan joint venture, disposing of non-core assets and generating cash flows from operations. As a result, on April 12, 2011, restricted stock awards in the following amounts were made to our Named Executive Officers: Mr. Grimes — 16,423 shares; Mr. Holland — 4,836 shares; Mr. Garrison — 9,125 shares; and Mr. Byrne — 1,825 shares. In accordance with the originally established terms of the executive bonus program, 50% of the restricted stock grants will fully vest on each of the third and fifth anniversaries of the grant date.  Additionally, on May 10, 2011, the Board awarded, as a supplement to the executive bonus program, a one-time, nominal award of $20,000 in cash to each of Messrs. Grimes, Holland, Garrison and Byrne in recognition of their performance in 2010.

2010 Executive Compensation Table

The following table sets forth information with respect to all compensation paid or earned for services rendered to us by the Named Executive Officers for the years ended December 31, 2010, 2009 and 2008.

Name and		Salary	Bonus	Stock Awards		All Other Compensation (1)	Total
Principal Position	Year	($)	($)	($)		($)	($)
Steven P. Grimes	2010	450,000	—	—	(2)	—	450,000
Chief Executive Officer, President,	2009	375,000	—	—		2,000	377,000
Chief Financial Officer and Treasurer	2008	375,000	93,750	—		1,000	469,750
Shane C. Garrison	2010	250,000	—	—	(2)	—	250,000
Executive Vice President	2009	250,000	—	—		2,000	252,000
Chief Investment Officer	2008	250,000	46,126	—		1,232	297,358
Niall J. Byrne	2010	250,000	—	—	(2)	—	250,000
Executive Vice President	2009	250,000	—	—		2,000	252,000
and President of Property Management	2008	250,000	31,250	—		1,825	283,075
Dennis K. Holland	2010	265,000	—	—	(2)	—	265,000
Executive Vice President,	2009	265,000	26,500	—		2,000	293,500
General Counsel and Secretary	2008	265,000	26,500	—		1,797	293,297

(1)	Represents company match to 401(k) plan.

(2)

The amounts reported are based on the probable outcome of the applicable corporate performance measures as of the service inception date for accounting purposes. Assuming the applicable corporate performance measures were achieved for these restricted stock bonuses, the fair value of the portion of the restricted stock bonuses that is based on achieving the applicable corporate performance measures would have been as follows for each of the Named Executive Officers: Mr. Grimes - $112,500; Mr. Garrison - $50,000; Mr. Byrne - $50,000; and Mr. Holland - $33,125.

Grants of Plan-Based Awards

We have provided the following Grants of Plan-Based Awards table to provide additional information about restricted stock bonuses program for our Named Executive Officers during the year ended December 31, 2010.

		Estimated Possible Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock
Name	Grant Date (1)	Target ($) (2) (3) (4)	Awards ($) (5)
Steven P. Grimes	May 11, 2010	112,500	—

		Estimated Possible Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock
Name	Grant Date (1)	Target ($) (2) (3) (4)	Awards ($) (5)
Shane C. Garrison	May 11, 2010	50,000	—
Niall J. Byrne	May 11, 2010	50,000	—
Dennis K. Holland	May 11, 2010	33,125	—

(1)	For the purposes of this table, the date reported represents the service inception date for accounting purposes.

(2)

The number of shares of restricted stock awarded was calculated by dividing the value of the bonus earned by the fair value of our common stock as determined by the Board of Directors or the Committee on the date the Committee determined whether the corporate performance measures for the bonuses were achieved.

(3)	Represents the portion of the potential restricted stock bonuses that is based on achieving the applicable corporate performance measures.

(4)	The corporate performance measures are specific targets and do not provide for threshold or maximum amounts. Accordingly, no threshold or maximum columns have been included in the table.

(5)	The amounts reported are based on the probable outcome of the applicable corporate performance measures as of the service inception date for accounting purposes.

Outstanding Equity Awards at Fiscal Year-End

We have provided the following Outstanding Equity Awards at Fiscal Year-End table to provide additional information about restricted stock bonuses program for our Named Executive Officers during the year ended December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Steven P. Grimes	—	—
Shane C. Garrison	7,300	50,000
Niall J. Byrne	—	—
Dennis K. Holland	—	—

(1)                  Represents the portion of the restricted stock bonuses that was earned based on achieving the applicable corporate performance measures.

Employment Agreements

The Committee determined not to enter into any new employment agreements with the Named Executive Officers for 2010.

Equity Plans

2008 Long-Term Equity Compensation Plan

We currently maintain the 2008 Long-Term Equity Compensation Plan, which we refer to as the 2008 Equity Plan, under which officers and key employees are eligible to receive equity compensation.

Administration

The 2008 Equity Plan is administered by the Executive Compensation Committee of the Board of Directors.

Eligibility

Our officers and key employees, and those of our subsidiaries, are eligible to participate in the 2008 Equity Plan.

Stock Available for Issuance Through the 2008 Equity Plan

The 2008 Equity Plan provides for a number of forms of stock based compensation, as further described below.  Up to 10,000,000 shares of our common stock, are authorized for issuance through the 2008 Equity Plan.  Shares issued under the 2008 Equity Plan may be either authorized but unissued shares, treasury shares, or any combination thereof.  Provisions in the 2008 Equity Plan permit the reuse or reissuance by the 2008 Equity Plan of shares of common stock underlying canceled, expired, or forfeited awards of stock based compensation.

Stock based compensation is typically issued in consideration for the performance of services to us.  At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Executive Compensation Committee so provides, in shares of common stock, by cashless exercise or by any other means designated by the Executive Compensation Committee.

Description of Awards under the Plan

The Executive Compensation Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, and performance units/performance shares.  As separately described below under “Performance Measures,” the Executive Compensation Committee may also grant awards subject to satisfaction of specific performance goals.  The forms of awards are described in greater detail below.

Stock Options.  The Executive Compensation Committee has discretion to award incentive stock options, or ISOs, which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options, or NQSOs, which are not intended to comply with Section 422 of the Internal Revenue Code.  Each option issued under the 2008 Equity Plan must be exercised within a period of ten years from the date of the grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of Class A Common Stock on the date of grant.  If an award of stock options or stock appreciation rights is intended to qualify as performance based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be subject to stock options with or without tandem stock appreciation rights, or freestanding stock appreciation rights, granted in any calendar year to any one participant is 100,000.  Subject to the specific terms of the 2008 Equity Plan, the Executive Compensation Committee has discretion to set such additional limitations on such grants as it deems appropriate.

Options granted to employees under the 2008 Equity Plan expire at such times as the Executive Compensation Committee determines at the time of the grant; provided, however, that no option is exercisable later than ten years from the date of grant.  Each option award agreement sets forth the extent to which the participant has the right to exercise the option following termination of the participant’s employment with us.  The termination provisions are determined within the discretion of the Executive Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

Upon the exercise of an option granted under the 2008 Equity Plan, the option price is payable in full to us, either:  (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), (c) by withholding shares which otherwise would be acquired on exercise having a fair market value at the time of exercise equal to the total option price, (d) by promissory note, or (e) any combination of the foregoing methods of payment.  The Executive Compensation Committee may also allow options granted under the 2008 Equity Plan to be exercised by a cashless exercise, as permitted under Federal Reserve Board Regulation T, or any other means the Executive Compensation Committee determines to be consistent with the 2008 Equity Plan’s purpose and applicable law.

Stock Appreciation Rights.  The Executive Compensation Committee may also award stock appreciation rights, or SARs, under the 2008 Equity Plan upon such terms and conditions as it shall establish.  The exercise price of a freestanding SAR equals the fair market value of a share of common stock on the date of grant while the exercise price of a tandem SAR issued in connection with a stock option equals the option price of the related option.  If an award of SARs is intended to qualify as performance based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be subject to SARs is described above under “Stock Options.”

Restricted Stock.  The Executive Compensation Committee also may award shares of restricted common stock under the 2008 Equity Plan upon such terms and conditions as it shall establish.  If an award of restricted stock is intended to qualify as performance based compensation under Internal Revenue Code Section 162(m), the maximum number of shares which may be granted in the form of restricted stock in any one calendar year to any one participant is 50,000.  The award agreement specifies the period(s) of restriction, the number of shares of restricted common stock granted, restrictions based upon continued service or the achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws.  Although recipients may have the right to vote these shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Executive Compensation Committee in its sole discretion.  Participants may receive dividends on their shares of restricted stock.

Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment with us.  These provisions are determined in the sole discretion of the Executive Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the 2008 Equity Plan and may reflect distinctions based on reasons for termination of employment.

Performance Units/Shares.  The Executive Compensation Committee has the discretion to award performance units and performance shares under the 2008 Equity Plan upon such terms and conditions as it shall establish.  If an award of performance units or performance shares is intended to qualify as performance based compensation under Internal Revenue Code Section 162(m), the maximum aggregate payout for awards of performance units or performance shares which may be granted in any one calendar year to any one participant is limited to the fair market value of 50,000 shares of common stock.  Each performance share has an initial value equal to one share of common stock.  The payout on the number and value of the performance units and performance shares is a function of the extent to which corresponding performance goals are met.

Performance Measures

The Executive Compensation Committee may grant awards under the 2008 Equity Plan to eligible employees subject to the attainment of certain specified performance measures.  The number of performance based awards granted to an officer or key employee in any year is determined by the Executive Compensation Committee in its sole discretion.

The value of each performance based award is determined solely upon the achievement of certain preestablished objective performance goals during each performance period.  The duration of a performance period is set by the Executive Compensation Committee.  A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Executive Compensation Committee.

The value of performance based awards may be based on absolute measures or on a comparison of our financial measures during a performance period to the financial measures of a group of competitors.  The performance measures are net income either before or after taxes, market share, customer satisfaction, profits, share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, and economic value added.

The Executive Compensation Committee determines the objective performance goals applicable to the valuation of performance based awards granted in each performance period, the performance measures which are used to determine the achievement of those performance goals, and any formulas or methods used to determine the value of the performance based awards.

Following the end of a performance period, the Executive Compensation Committee determines the value of the performance based awards granted for the period based on the attainment of the pre-established objective performance goals.  The Executive Compensation Committee also has discretion to reduce (but not to increase) the value of a performance based award.

The Executive Compensation Committee certifies, in writing, that the award is based on the degree of attainment of the preestablished objective performance goals.  As soon as practicable thereafter, payment of the awards to employees, if any, is made in the form of shares of common stock or cash, as applicable.

Conditions to Award Payments

All rights of a participant under any award under the 2008 Equity Plan will cease on and as of a date on which it is determined by the Executive Compensation Committee that a participant acted in a manner inimical to our best interests.  Participants who terminate employment with us for any reason other than death while any award under the 2008 Equity Plan remains outstanding, receive such shares or benefit only if, during the entire period from his or her date of termination to the date of such receipt, the participant (i) consults and cooperates with us on matters under his or her supervision during the participant’s employment, and (ii) refrains from engaging in any activity that is directly or indirectly in competition with any activity of ours.  In the event a participant fails to comply with such requirement, the participant’s rights under any outstanding award are forfeited unless otherwise provided by us.

Adjustment and Amendments

The 2008 Equity Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, or certain other events.

The 2008 Equity Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate.  However, an amendment adversely affecting any outstanding awards requires the affected holder’s consent.

Change in Control

In the event of a change in control, all options and SARs granted under the 2008 Equity Plan will become immediately exercisable, restriction periods and other restrictions imposed on restricted stock which is not performance-based will lapse, and the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance shares and performance units will be deemed to have been fully earned for the entire performance period as of the effective date of the change in control.  The vesting of such awards will be accelerated.

Nontransferability

No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the 2008 Equity Plan is assignable or transferable by a participant except by will or by the laws of descent and distribution, and any option or similar right will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.  These limitations may be waived by the Executive Compensation Committee, subject to restrictions imposed under the SEC’s short swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the Plan

The 2008 Equity Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all performance periods for performance based awards granted thereunder have been completed.  However, in no event will an award be granted under the 2008 Equity Plan on or after May 13, 2018.

Independent Director Stock Option Plan

We have an Independent Director Stock Option Plan under which non-employee directors, as defined under Rule 16b-3 of the Exchange Act, are eligible to participate.  Only those directors who are not employees of The Inland Group, Inc. or its affiliates are eligible to participate in this plan.

Stock Available for Issuance

A total of 375,000 shares of our common stock are authorized and reserved for issuance under our Independent Director Stock Option Plan.  The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits or is consolidated or we are recapitalized.  If this occurs, the exercise price of the options will be correspondingly adjusted.

Description of Option Awards

Each non-employee director is entitled to be granted an option under our Independent Director Stock Option Plan to acquire 5,000 shares as of the date he or she initially becomes a director.  In addition, each non-employee director is entitled to be granted an option to acquire 5,000 shares on the date of each annual stockholders’ meeting, so long as the director remains a member of the Board on such date.  All such options are granted at the fair market value of a share on the last business day preceding the date of each annual stockholders’ meeting and become fully exercisable on the second anniversary of the date of grant.

Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of:

•                  the tenth anniversary of the date of grant,

•                  the removal for cause of the director as a director, or

•                  three months following the date the director ceases to be a director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of our common stock.  They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is a director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code.

Nontransferability

No option may be sold, pledged, assigned or transferred by a director in any manner otherwise than by will or by the laws of descent or distribution.

Change in Control

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited.  However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, reorganization, merger or consolidation.  Additionally, our Board may provide for any or all of the following alternatives:

•                  for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                  for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or

•                  for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

Executive Compensation Committee Report

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Executive Compensation Committee

Frank A. Catalano, Jr. (Chairman)

Brenda G. Gujral

Richard P. Imperiale

Barbara A. Murphy

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effects of Transactions with Related and Certain Other Parties

The Inland Group, Inc., or the Inland Group, and its affiliates are related parties because of our relationships with Daniel L. Goodwin, Robert D. Parks and Brenda G. Gujral, each of whom are significant stockholders and/or principals of the Inland Group or hold directorships and are executive officers of affiliates of the Inland Group.  Specifically, Mr. Goodwin is the Chairman, chief executive officer and a significant stockholder of the Inland Group.  Mr. Parks is a principal and significant stockholder of the Inland Group.  Messrs. Goodwin and Parks and Ms. Gujral hold a variety of positions as directors and executive officers of Inland Group affiliates.  With respect to our company, Mr. Goodwin is a beneficial owner of more than 5% of our common stock, Mr. Parks was a director and Chairman of our board of directors until October 12, 2010 and Ms. Gujral is currently one of our directors and has held this directorship since 2003. Therefore, due to these relationships, transactions involving the Inland Group and /or its affiliates are set forth below.

Ongoing Services Agreements

The following provides a summary of a number of ongoing agreements that we have with Inland Group affiliates that we are actively using:

An Inland Group affiliate, which is a registered investment advisor, provides investment advisory services to us related to our securities investment account for a fee (paid monthly) of up to one percent per annum based upon the aggregate fair value of our assets invested.  Subject to our approval and the investment guidelines we provide to them, the Inland Group affiliate has discretionary authority with respect to the investment and reinvestment and sale (including by tender) of all securities held in that account.  The Inland Group affiliate has also been granted power to vote all investments held in the account.  We incurred fees totaling $272,000, $67,000 and $1.4 million for the years ended December 31, 2010, 2009 and 2008, respectively.  As of December 31, 2010, 2009 and 2008, fees of $22,000, $20,000 and $160,000 remained unpaid, respectively.  The agreement is cancellable by providing not less than 30 days prior written notice and specification of the effective date of said termination.  Effective for the period from November 1, 2008 through September 30, 2009, the investment advisor agreed to waive all fees due at our request.  Fees were incurred again beginning on October 1, 2009.

An Inland Group affiliate provides loan servicing for us for a monthly fee based upon the number of loans being serviced.  Such fees totaled $282,000, $372,000 and $405,000 for the years ended December 31, 2010, 2009 and 2008, respectively.  As of December 31, 2010, 2009 and 2008, no amounts remained unpaid.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

An Inland Group affiliate has a legal services agreement with us, where that Inland Group affiliate will provide us with certain legal services in connection with our real estate business.  We will pay the Inland Group affiliate for legal services rendered under the agreement on the basis of actual time billed by attorneys and paralegals at the Inland Group affiliate’s hourly billing rate then in effect.  The billing rate is subject to change on an annual basis, provided, however, that the billing rates charged by the Inland Group affiliate will not be greater than the billing rates charged to any other client and will not be greater than 90% of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services.  For the years ended December 31, 2010, 2009 and 2008, we incurred $343,000, $551,000 and $500,000, respectively, of these costs.  Legal services costs totaling $100,000, $123,000 and $189,000 remained unpaid as of December 31, 2010, 2009 and 2008, respectively.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

We have service agreements with certain Inland Group affiliates, including office and facilities management services, insurance and risk management services, computer services, personnel services, property tax services and communications services.  Some of these agreements provide that we obtain certain services from the Inland Group affiliates through the reimbursement of a portion of their general and administrative costs.  For the years ended December 31, 2010, 2009 and 2008, we incurred $2.6 million, $3.0 million and $2.8 million, respectively, of these reimbursements.  Of these costs, $248,000, $194,000 and $209,000 remained unpaid as of December 31, 2010, 2009 and 2008, respectively.  The services are to be provided on a non-exclusive basis in that we shall be permitted to employ other parties to perform any one or more of the services and that the applicable counterparty shall be permitted to perform any one or more of the services to other parties.  The agreements have various expiration dates, but are cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

Office Sublease

We sublease our office space from an Inland Group affiliate.  The lease calls for annual base rent of $496,000 and additional rent in any calendar year of our proportionate share of taxes and common area maintenance costs.  Additionally, the Inland Group affiliate paid certain tenant improvements under the lease in the amount of $395,000 and such improvements are being repaid by us over a period of five years.  The sublease calls for an initial term of five years which expires in November 2012, with one option to extend for an additional five years.  Of these costs, $155,000, $175,000 and none remained unpaid as of December 31, 2010, 2009 and 2008, respectively.

Elective Services Agreements

The following provides a summary of a number of agreements that we have with Inland Group affiliates that we are not actively using and do not expect to use:

An Inland Group affiliate facilitates the mortgage financing we obtain on some of our properties.  We pay the Inland Group affiliate 0.2% of the principal amount of each loan obtained on our behalf.  Such costs are capitalized as loan fees and amortized over the respective loan term as a component of interest expense.  For the years ended December 31, 2010, 2009 and 2008, we had incurred $88,000, none and $1.3 million, respectively, of loan fees to this Inland Group affiliate.  As of December 31, 2010, 2009 and 2008, no amounts remained unpaid.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

We have a transition property due diligence services agreement with an Inland Group affiliate.  In connection with our acquisition of new properties, the Inland Group affiliate will give us a first right as to all retail, mixed use and single-user properties and, if requested, provide various services including services to negotiate property acquisition transactions on our behalf and prepare suitability, due diligence, and preliminary and final pro forma analyses of properties proposed to be acquired.  We will pay all reasonable third-party out-of-pocket costs incurred by this entity in providing such services; pay an overhead cost reimbursement of $12,000 per transaction, and, to the extent these services are requested, pay a cost of $7,000 for due diligence expenses and a cost of $25,000 for negotiation expenses per transaction.  We incurred no such costs for the years ended December 31, 2010 and 2009 and $19,000 of such costs for the year ended December 31, 2008.  None of these costs remained unpaid as of December 31, 2010, 2009 and 2008.  The agreement is cancellable by providing not less than 60 days prior written notice and specification of the effective date of said termination.

We have an institutional investor relationships services agreement with an Inland Group affiliate.  Under the terms of the agreement, the Inland Group affiliate will attempt to secure institutional investor commitments in exchange for advisory and client fees and reimbursement of project expenses.  We incurred $18,000, $34,000 and $10,000 during the years ended December 31, 2010, 2009 and 2008, respectively.  None of these costs remained unpaid as of December 31, 2010, 2009 and 2008.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

Joint Ventures with Inland Equity

On November 29, 2009, we formed IW JV 2009, LLC, or IW JV, a wholly-owned subsidiary, and transferred a portfolio of 55 investment properties and the entities which owned them into it.  Subsequently, in connection with a $625 million debt refinancing transaction, which consisted of $500 million of mortgages payable and $125 million of notes payable, on December 1, 2009, we raised additional capital of $50 million from a related party, Inland Equity Investors, LLC (“Inland Equity”) in exchange for a 23% noncontrolling interest in IW JV. IW JV, which is controlled by us and, therefore, consolidated, has an aggregate of approximately $1 billion in total assets and will continue to be managed and operated by us. Inland Equity is an LLC owned by certain individuals, including Daniel L. Goodwin, who beneficially owns more than 5% of our common stock, and Robert D. Parks, who was the Chairman of our Board until October 12, 2010 and who is Chairman of the Board of certain affiliates of the Inland Group. The Independent Committee reviewed and recommended approval of this transaction to our board of directors.

The organizational documents of IW JV contain provisions that require the entity to be liquidated through the sale of its assets upon reaching a future date as specified in the organizational documents or through a call arrangement. As controlling member, we have an obligation to cause these property owning entities to distribute proceeds from liquidation to the noncontrolling interest partner only if the net proceeds received by each of the entities from the sale of assets warrant a distribution based on the agreements. In addition, at any time after 90 days from the date of Inland Equity’s contribution, we have the option to call Inland Equity’s interest in IW JV for an amount which is the greater of either: (a) fair market value of Inland Equity’s interest or (b) $50 million, plus an additional distribution of $5 million and any unpaid preferred return or promote, as defined within the organizational documents.

Further, if Inland Equity retains an ownership interest in IW JV through the liquidation of the joint venture, Inland Equity may be entitled to receive an additional distribution of $5 million, depending on the availability of proceeds at the time of liquidation.  Pursuant to the terms of the IW JV agreement, Inland Equity earns a preferred return of 6% annually, paid monthly and cumulative on any unpaid balance. Inland Equity earns an additional 5% annually, set aside monthly and paid quarterly, if the portfolio net income is above a target amount as specified in the organizational documents.

We currently anticipate exercising our call option prior to reaching the liquidation date. As a result, we are accreting the estimated additional amount we would be required to pay upon exercise of the call option over the anticipated exercise period of three years.

Related Person Transaction Policy

Our board of directors has adopted a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our board of directors in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on our board of directors promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC.

Previously, the Independent Directors Committee, a committee comprised of all of the independent directors, assisted the board of directors in discharging its responsibilities relating to reviewing, authorizing, approving, ratifying and monitoring all related person transactions, agreements and relationships. In particular, the Independent Directors Committee was responsible for evaluating, negotiating and concluding (or rejecting) any proposed contract or transaction with a related party; monitoring the performance of all related person contracts or transactions entered into; and determining whether existing and proposed related person contracts and transactions were fair and reasonable to us. The Independent Directors Committee operated under a written charter approved by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2011, regarding the number and percentage of shares beneficially owned by: (i) each director and nominee; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) any person known to us to be the beneficial owner of more than 5% of our outstanding shares.  As of June 30, 2011, we had over 111,000 stockholders of record and 480,495,921 shares of common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percent of Class
Directors and Named Executive Officers
Brenda G. Gujral	97,673	*
Kenneth H. Beard (3)	75,305	*
Frank A. Catalano, Jr. (3)	13,664	*
Paul R. Gauvreau (3)	121,732	*
Gerald M. Gorski (3)	12,764	*
Richard P. Imperiale (3)	10,000	*
Kenneth E. Masick (3)	10,000	*
Barbara A. Murphy (4)	10,000	*
Steven P. Grimes	45,527	*
Shane C. Garrison	9,125	*
Niall J. Byrne	1,825	*
James W. Kleifges	1,825
Dennis K. Holland	9,554	*
All directors and executive officers as a group (13 persons)	418,994	*

5% Stockholder
Daniel L. Goodwin (5)	24,429,606	5.08%

* Less than 1%

(1)	The address of each of the persons listed above is 2901 Butterfield Road, Oak Brook, IL 60523.

(2)

Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

(3)

Includes 10,000 shares issuable upon exercise of options granted under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

(4)

Includes 8,500 shares issuable upon exercise of options granted under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

(5)

Includes 128,182 shares held jointly by Mr. Goodwin and his spouse. Also includes 6,112,869, 8,510,493, 215,531, 71,438 and 2,929 shares of common stock owned by Inland Corporate Holdings Corporation, Inland Funding Corporation, IREIC, Partnership Ownership Corporation and Inland Condo Investor Loan Corporation, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our outstanding shares, to file statements of beneficial ownership and changes in beneficial ownership of our shares with the SEC and to furnish us with copies of all statements they file. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that during 2010 all Section 16 filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons, except for one Form 4 for Ms. Gujral and Messrs. Grimes and Holland relating to a single transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

One or more representatives of Deloitte & Touche LLP, our independent registered public accounting firm for 2010, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  We have engaged Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 calendar year.

Principal Accounting Fees and Services

The following table sets forth fees for professional audit services rendered for the audits of our annual financial statements by Deloitte & Touche LLP and fees for other services rendered by them:

	2010	2009
Audit Fees (1)	$890,000	$675,000
Audit Related Fees (2)	342,500	277,000
Tax Fees (3)	332,480	337,048
Total Fees	$1,564,980	$1,289,048

(1)	Audit fees include the financial statement audit and audit of internal controls over financial reporting. The 2009 audit fees exclude $220,000 of audit fees associated with KPMG LLP.

(2)

Audit related fees in 2010 primarily include the review of documents and issuance of independent registered public accounting firms’ consents related to documents filed with the SEC. Audit related fees in 2010 and 2009 also include fees related to IW JV.

(3)	Tax fees consist of fees for review of federal and state income tax returns. The 2009 tax fees exclude $136,857 of tax fees associated with KPMG LLP.

The Audit Committee reviews and approves in advance the terms of and compensation for both audit and non-audit services to be provided by Deloitte & Touche LLP and KPMG LLP.  This duty has been delegated to the Chairman of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.  Approval of non-audit services will be disclosed in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.  Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee approved 100% of the fees described above.

Change in Accountants

In 2009, the Audit Committee, in the normal course of business, conducted a review of the audit and tax services being provided to the Company, and, as part of its review, requested three-year proposals from each of the “Big Four” national accounting firms.  Upon completion of its review, on July 8, 2009, the Audit Committee of the Board of Directors

recommended to the Board of Directors, and the Board of Directors approved, the dismissal of KPMG LLP (“KPMG”) as the Company’s principal accountant and the engagement of the accounting firm of Deloitte & Touche LLP (“Deloitte”) as its new principal accountant for the year ending December 31, 2009.  On July 9, 2009, KPMG was dismissed and Deloitte was engaged as the Company’s principal accountant.

During the fiscal year ended December 31, 2008, and the subsequent interim period through July 8, 2009, there were no:  (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the year ended December 31, 2008, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided KPMG with a copy of the foregoing, and KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made above.  A copy of KPMG’s letter dated July 14, 2009 was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on July 14, 2009.

During the fiscal year ended December 31, 2008 and the subsequent interim period through July 8, 2009, neither the Company nor anyone on its behalf consulted with Deloitte with respect to (a) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

PROPOSAL 2 — ADVISORY RESOLUTION ON
EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking the Company’s Stockholders to approve the following advisory resolution of the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, be, and it hereby is, APPROVED.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the Company’s stockholders and motivating the executives to remain with the Company for long and productive careers.  Named executive officer compensation over the past three years reflects amounts consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge stockholders to read the section of this proxy statement captioned “Executive Compensation,” including the Compensation Discussion and Analysis and Compensation Table and related compensation tables and narrative, contained therein, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

The advisory resolution is non-binding on the Board; however, although non-binding, the Board and Executive Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the advisory resolution on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking the Company’s stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.  Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.  Stockholders are not voting to approve or disapprove the Board’s recommendation.  This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.

The Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation.  The Board believes that an annual advisory vote on executive compensation is preferable as it provides the Board with frequent input from stockholders, and affords a high degree of transparency, with respect to our compensation structure. We also believe an annual advisory vote is consistent with best practices and good corporate governance. Furthermore, based on the response to similar votes at other public corporations, we believe that a majority of our stockholders would prefer an annual vote.  The Board is therefore recommending that stockholders vote for holding advisory vote on executive compensation EVERY YEAR.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION TO BE HELD ON AN ANNUAL BASIS.

MISCELLANEOUS AND OTHER MATTERS

Advance Notice Procedures for Making Director Nominations and Stockholder Proposals

Stockholder proposals for our annual meeting of stockholders to be held in 2012 will not be included in our proxy statement for that meeting unless the proposal is proper for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders and is received by our Secretary at our executive offices located in Oak Brook, Illinois, no later than April 4, 2012.  Stockholders must also follow the procedures prescribed in SEC Rule 14a-8 under the Exchange Act.

If the requirements of our bylaws are not followed, any nomination or proposal presented at an annual meeting of stockholders will be out of order and will not be acted upon. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary at our principal executive offices. A copy of our bylaws, as amended, is filed as Exhibit 3.2 in our current report on Form 8-K, filed on October 15, 2010 and is available at the SEC Internet site (http://www.sec.gov).

Multiple Stockholders Sharing an Address

The rules of the SEC permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides. This process is known as householding. Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of our proxy statement and Annual Report to Stockholders unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling our Investor Relations department at: Investor Relations, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523 or by contacting us by telephone at (630) 218-8000. For future annual meetings, a stockholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting us as noted above.

Other Matters

As of the date of this proxy statement, the above are the only matters we are aware of that are to be acted upon at the Annual Meeting. If any other matter should come before the Annual Meeting, the persons appointed by your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of the holders of a majority of the votes cast on any such other matter will be required for approval.

By the order of the Board of Directors,

/s/ Dennis K. Holland

Dennis K. Holland
Secretary
Oak Brook, Illinois

July 27, 2011

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 11, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Dennis K. Holland and Steven P. Grimes, and each of them, as proxies for the undersigned, and each with full power of substitution and re-substitution, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on October 11, 2011, at 10:00 a.m., Central Time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND “FOR” HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on reverse side) P R O X Y SEE REVERSE SIDE TO VOTE BY MAIL, PLEASE DETACH HERE

Date: , 2011 Signature: Signature (if held jointly): Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. TO AUTHORIZE YOUR PROXY BY MAIL, PLEASE DETACH HERE TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET QUICK  EASY IMMEDIATE Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/INWEST IF YOU AUTHORIZE YOUR PROXY BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING. OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1. OPTION B: If you choose to vote on each proposal separately, press 0 and follow the instructions. Call Toll Free On a Touch-Telephone 1-800-868-5614 There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Proxy Authorization CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark vote as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND FOR “1 YEAR” ON PROPOSAL 3. PROPOSAL 1: Elect nine directors; 01. KENNETH H. BEARD 06. BRENDA G. GUJRAL 02. FRANK A. CATALANO, JR. 07. RICHARD P. IMPERIALE 03. PAUL R. GAUVREAU 08. KENNETH E. MASICK 04. GERALD M. GORSKI 09. BARBARA A. MURPHY 05. STEVEN P. GRIMES FOR ALL EXCEPT (Except nominee(s) written above) FOR ALL WITHHOLD ALL FOR AGAINST ABSTAIN PROPOSAL 2: Approval of an advisory resolution on the compensation of our named executive officers. PROPOSAL 3: Advisory resolution on frequency of stockholder advisory vote on executive compensation. 1 YEAR 2 YEARS 3 YEARS ABSTAIN In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.